Exhibit 10.93

DEBT GUARANTOR MANAGEMENT
AGREEMENT

between

K2018318388 (SOUTH AFRICA) (RF) PROPRIETARY LIMITED
(as Debt Guarantor)

and

FIRSTRAND BANK LIMITED
(ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
(as Agent)

and

DNI-4PL CONTRACTS PROPRIETARY LIMITED
(as Borrower)

and

TMF CORPORATE SERVICES (SOUTH AFRICA) PROPRIETARY LIMITED
(as Administrator)

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	K2018318388 (South Africa) (RF) Proprietary Limited, registration number 2018/318388/07 (as "Debt Guarantor");

1.1.2	DNI-4PL Contracts Proprietary Limited, registration number 2005/040937/07 (as "Borrower");

1.1.3	FirstRand Bank Limited (acting through its Rand Merchant Bank division), registration number 1929/001225/06 ("Agent") as Agent on behalf of the Finance Parties; and

1.1.4	TMF Corporate Services (South Africa) Proprietary Limited, registration number 2006/013631/07 ("TMF").

2	DEFINITIONS AND INTERPRETATION

2.1	Definitions

In this Agreement –

2.1.1	"Accounting Records" means the books of account and accounting systems of the Debt Guarantor;

2.1.2	"Act" means the Companies Act, No 71 of 2008;

2.1.3

"Administrator" means, until such time as the Guaranteed Obligations have been fully, finally and irrevocably discharged, TMF or anyone who is appointed to perform the Administration Services pursuant to clause 12.3 (Duration and Termination) below;

2.1.4	"Administration Services" means the services to be rendered by the Administrator as contemplated in clause 4 (The Administration Services) below;

2.1.5	"Agreement" means this agreement as it may be amended, restated, supplemented, varied or novated from time to time;

2.1.6

"Applicable Law" means, in relation to any relevant jurisdiction, any law, regulation, regulatory requirement, judgment, order or direction or any other act (if not having the force of law, which is generally complied with by the person to whom it is addressed) of any government entity of such jurisdiction and includes any law insofar as it relates to the interpretation of any law;

2.1.7	"Auditors" means the statutory auditors of the Debt Guarantor from time to time;

2.1.8	"Borrower" means DNI-4PL Contracts Proprietary Limited, (registration number 2005/040937/07), a private company duly incorporated in accordance with the laws of South Africa;

2.1.9	"Business Day" means any day other than a Saturday, Sunday or statutory public holiday in South Africa;

2.1.10

"Change in Administrator Date" means the date on which the TMF or its successor ceases to be the Administrator and a replacement Administrator is appointed pursuant to clause 4.6.1 (Change in Administration) below;

2.1.11

"Confidential Information" means any and all information, data, know-how, documentation, materials and other communications (whether written, oral or stored in computerised, electronic, disc, tape, microfilm or other form) including, without limitation, financial information, business plans, budgets, statistics, intellectual property, analyses, compilations, studies, financial and contractual relationships, arrangements or understandings with customers and others and customer lists;

2.1.12	"Debt Guarantee" shall bear the meaning ascribed thereto in the Facility Agreement;

2.1.13	"Directors" means the respective directors from time to time of the Debt Guarantor;

2.1.14

"Encumbrances" means any mortgage, charge, assignment by way of security, pledge, cession, cession in securitatem debiti, hypothecation, lien, right of set off, retention of title provision, trust or forward asset arrangement (for the purposes of, or which has the effect of, granting security) or any other security interest of any kind whatsoever or any agreement, whether conditional or otherwise, to create any of the same, and "Encumber" shall have a corresponding meaning;

2.1.15

"Facility Agreement" means the facility agreement entered into or to be entered into between the Borrower, the Debt Guarantor and the Lender (as lender and agent), all on the terms and subject to the conditions contained therein;

2.1.16	"Finance Documents" shall bear the meaning ascribed thereto in the Facility Agreement;

2.1.17	"Finance Parties" shall bear the meaning ascribed thereto in the Facility Agreement;

2.1.18	"Guaranteed Obligations" means the obligations owing by the Debt Guarantor to the Finance Parties from time to time under and in terms of the Debt Guarantee;

2.1.19	"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002;

2.1.20	"Insolvency Act" means the Insolvency Act, No 24 of 1936;

2.1.21	"Lender" shall bear the meaning ascribed thereto in the Facility Agreement;

2.1.22	"Letter of Engagement" means the letter of engagement in respect of the Administrative Services provided by the Administrator and counter-signed by the Borrower on 7 June 2018;

2.1.23	"MOI" means the memorandum of incorporation of the Debt Guarantor, as amended and/or replaced from time to time;

2.1.24	"Parties" means the Administrator at the time, the Borrower, the Agent and the Debt Guarantor, and "Party" means any one of them, as the context may require;

2.1.25	"Service Providers" means any accounting, tax, company secretarial, legal and other professional advisors who are called upon to assist the Administrator with the administration of the Debt Guarantor;

2.1.26	"Signature Date" means the date of last signature of this Agreement by the Parties; and

2.1.27	"South Africa" means the Republic of South Africa.

2.2	Construction

2.2.1	Unless a contrary indication appears, any reference in this Agreement to –

2.2.1.1

"Party", or any other person shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees to, or of, its rights and/or obligations under this Agreement;

2.2.1.2	"assets" includes present and future properties, revenues and rights of every description;

2.2.1.3	"authority" includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

2.2.1.4

"guarantee" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

2.2.1.5

the use of the word "including" followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

2.2.1.6	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

2.2.1.7

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

2.2.1.8

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

2.2.1.9	a provision of law is a reference to that provision as amended or re-enacted; and

2.2.1.10	a time of day is a reference to Johannesburg time.

2.2.2	Section, clause and Annexures headings are for ease of reference only.

2.2.3

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement.

2.2.4	Unless inconsistent with the context, an expression in this Agreement which denotes the singular includes the plural and vice versa.

2.2.5	A reference to a "clause" is a reference to a clause of this Agreement.

2.2.6

The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement

2.2.7

The expiry or termination of this Agreement shall not affect those provisions of this Agreement that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.2.8

This Agreement shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

2.2.9	Where figures are referred to in numerals and in words in this Agreement, if there is any conflict between the two, the words shall prevail.

2.2.10

Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

2.3	Third Party Rights

2.3.1	Except as expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement.

2.3.2

Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

3	APPOINTMENT OF ADMINISTRATOR AND LIMITATIONS

3.1

The Debt Guarantor hereby appoints the Administrator in terms of this Agreement to be its lawful agent in its name and on its behalf to provide the Administration Services and to carry out the other duties and obligations of the Administrator set out in this Agreement.

3.2

The Administrator hereby accepts the appointment contemplated in clause 3.1 above and agrees to perform the Administration Services on behalf of the Debt Guarantor on the terms and subject to the conditions of this Agreement.

3.3

This Agreement relates to the Administration Services to be performed by the Administrator for and on behalf of the Debt Guarantor. The Administration Services listed in this Agreement constitute such list of services as the Directors have determined shall be performed by the Administrator. The delegation of powers contained in this Agreement constitutes the total extent of the delegation of powers by the Directors and nothing contained herein shall derogate from the powers and duties of the Directors under all Applicable Law.

3.4

During the continuance of its appointment under this Agreement, the Administrator shall, subject to the terms and conditions of this Agreement and any other restrictions applicable to the Debt Guarantor contained in the other agreements to which the Debt Guarantor is a party, have the full power, authority and right to do or cause to be done any and all things reasonably necessary, convenient or incidental to the Administration Services and the performance of its other duties and obligations under this Agreement, provided that the Administrator shall have no right or power to bind the Debt Guarantor in contract or to incur obligations on behalf of the Debt Guarantor other than as expressly set out in this Agreement or without the prior written consent of the Agent.

3.5	In acting as the agent of the Debt Guarantor in providing the Administration Services, the Administrator shall act strictly in accordance with this Agreement.

3.6

The Administrator shall not be liable as primary debtor or guarantor, or in any other way be responsible, for the Guaranteed Obligations or any agreements under which the Debt Guarantor has obligations or incurs indebtedness, except to the extent expressly and specifically set forth in any such agreements.

3.7

The Administrator agrees (with respect to the Administration Services) to comply with the terms of the MOI and all agreements to which the Debt Guarantor is a party and acknowledges that copies of such documents and agreements have been delivered to the Administrator.

4	THE ADMINISTRATION SERVICES

4.1	The Administrator hereby agrees to perform and provide the following services for the Debt Guarantor –

4.1.1

procuring, at the direction of the Director(s), and coordinating the advice of the Service Providers at the expense of the Debt Guarantor, and ensuring that such services are being performed in accordance with the provisions of the agreements relating thereto;

4.1.2

providing any administrative assistance reasonably necessary to assist the Debt Guarantor in carrying out its obligations, including, without limitation, providing timely notice of decisions to be made, or actions to be taken, under any agreements to which the Debt Guarantor is a party; provided that if the obligations of the Debt Guarantor under any other agreements to which the Debt Guarantor is a party are only required upon receipt of notice to the Debt Guarantor or the Administrator, then the Administrator shall provide such administrative assistance only to the extent it has received such notice or is otherwise aware of such obligations;

4.1.3	ensuring that all notices and advice required to be delivered in accordance with the terms of the Finance Documents are sent timeously and in compliance with the terms of the Finance Documents;

4.1.4	providing assistance to the Debt Guarantor in the execution of transactions relating to the Debt Guarantor, including, without limitation –

4.1.4.1	co-ordinating with the Service Providers to monitor the protection of the Debt Guarantor's interests and rights and co-ordinating the execution of documentation required;

4.1.4.2	providing all reasonably necessary administrative support to complete any documentation and other related matters;

4.1.4.3

preparing, or arranging for the preparation of, reports or the filing thereof required to be filed by the Debt Guarantor with any other entity in order for the Debt Guarantor not to be in violation of any Applicable Law or any applicable covenant; and

4.1.4.4

providing all reasonably necessary assistance and information to legal and other professional advisers to the Debt Guarantor in connection with any claim, action, proceeding or petition brought against the Debt Guarantor.

4.2	Copies of Documents Available for Inspection

The Administrator shall supply or procure, at its registered address, sufficient copies of the following documents to the Agent and shall hold copies available for inspection at its address referred to in clause 15.1 (Notices and Domicilia) below during normal business hours –

4.2.1	the MOI;

4.2.2	the audited financial statements, and notes thereto, of the Debt Guarantor for each financial year of the Debt Guarantor as and when such become available;

4.2.3

extracts of the minutes of the meetings of the shareholder and Directors of the Debt Guarantor together with copies of any and all written resolutions adopted by the shareholder and Directors of the Debt Guarantor; and

4.2.4	a copy of all board packs submitted to its Directors.

4.3	Management, Supervision and Compliance Monitoring Duties

The Administrator shall conduct the Administration Services in such a way as to –

4.3.1	not breach the MOI including, without limitation, any special conditions or restrictions contained therein;

4.3.2

ensure compliance by it with all other agreements to which the Debt Guarantor is a party, including, without limitation, the filing of all tax returns and the making of all necessary tax payments by the Debt Guarantor; and

4.3.3	not do anything which would cause the Debt Guarantor to violate any Applicable Law or the provisions of any other agreements to which it is party.

4.4	Reporting and Financial Duties

The Administrator shall –

4.4.1

report to the Directors and the Agent, at such intervals as the Directors and/or the Agent (as the case may be) may reasonably require, but not less than annually, in connection with the Debt Guarantor's business and/or the Administrator's functions and duties under this Agreement;

4.4.2

prepare and make available to the Directors, at such intervals as the Directors may reasonably require, but not less than semi-annually, statements, financial information and any other information which the Directors may reasonably require (including, but not limited to, monthly management accounts) to enable the Directors to be aware of and appreciate the Debt Guarantor's state of affairs;

4.4.3	ensure that agendas, minutes and other reports regarding the state of affairs of the Debt Guarantor are prepared for all meetings of the Directors;

4.4.4

prepare and submit all applications, requests and filings that may be necessary or desirable for any approval, authorisation, consent or licence in connection with the Administration Services or the Debt Guarantor's business, and perform the Administration Services in such a way as to not prejudice the continuation of any such approval, authorisation, consent or licence or any approval, authorisation, consent or licence necessary or desirable in connection with that part of the Debt Guarantor's business which is necessary to perform these Administration Services;

4.4.5

procure the determination of the amount of tax reasonably expected to be paid by the Debt Guarantor in respect of investment income, capital gains or otherwise (in all cases net of allowable deductions);

4.4.6	ensure that the Debt Guarantor is audited by the Auditors annually;

4.4.7

when available, but no later than one hundred and eighty days after the Debt Guarantor's financial year-end, deliver to the Debt Guarantor and the Agent, a copy of the Debt Guarantor's audited annual financial statements for that year; and

4.4.8	ensure that full, up-to-date and accurate Accounting Records for the Debt Guarantor are maintained in accordance with IFRS.

4.5	Information Duties

The Administrator shall –

4.5.1	as soon as practicable after the occurrence of an event of default under any of the Finance Documents has come to its attention, give notice in writing to the Debt Guarantor of such event of default;

4.5.2

as soon as practicable after such event has come to its attention, give notice in writing to the Debt Guarantor of the details of any pending legal action and any judgments or orders given against the Administrator which, in the reasonable opinion of the Administrator, could have a material adverse effect on the obligations of the Administrator under this Agreement;

4.5.3

give to the Debt Guarantor such information and evidence (including the making of investigations reasonably required by the Debt Guarantor) as it shall reasonably require, and in such form as it may reasonably require, as to the performance by the Administrator of its obligations under this Agreement;

4.5.4	supply all necessary information to the Auditors so that all statutory returns to be filed by the Debt Guarantor are correctly completed and timeously filed by the Administrator;

4.5.5	supply data to and co-operate with the Auditors and the Debt Guarantor, including, without limitation, permitting the Auditors access to the Debt Guarantor's books and records from time to time; and

4.5.6

procure the preparation and delivery to the Debt Guarantor of such further information and/or reports whether in writing or otherwise as the Finance Parties may reasonably require from time to time in relation to the Administrator's functions under this Agreement.

4.6	Change in Administrator

4.6.1

TMF shall be the Administrator until such time as the Guaranteed Obligations have been fully, finally and irrevocably discharged or until such time as TMF resigns by giving notice to the Debt Guarantor and the Agent, whereafter a replacement Administrator may be appointed.

4.6.2

TMF undertakes, within twenty Business Days after the Change in Administrator Date, to deliver to the replacement Administrator all of the necessary documentation and information in order to enable the replacement Administrator to continue as Administrator under the terms of this Agreement.

4.6.3

Should any change in regard to the Administration Services be made subsequent to the Change in Administrator Date, the replacement Administrator undertakes, as soon as reasonably possible, to notify the Debt Guarantor thereof.

5	EXERCISE OF DISCRETION BY THE ADMINISTRATOR

The Administrator shall use its reasonable endeavours to consult with the Debt Guarantor prior to exercising its own discretion in carrying out any of the Administration Services in terms of this Agreement.

6	EXPENSES, DISBURSEMENTS AND REMUNERATION

6.1

The expenses, disbursements and remuneration to be paid to the Administrator in consideration for providing the Administration Services are set out in the Letter of Engagement initially and thereafter as agreed between the Parties from time to time.

6.2

The Administrator is not entitled to be paid any remuneration or to receive any reimbursement of any expense or disbursement incurred by the Administrator in the provision of the Administration Services under this Agreement from the Debt Guarantor, it being agreed that all such remuneration, expenses and disbursements will be paid by the Borrower.

6.3

Without derogating from any aforegoing provision of this clause 6, should the Borrower fail to pay to the Administrator any expenses, disbursements or other remuneration due to it in accordance with the aforegoing provisions of this clause 6 or as agreed to between the Parties, the Agent shall be entitled to pay such amount and to recover same in full forthwith on written demand therefore from the Borrower.

7	WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

7.1

For so long as it is acting as Administrator under this Agreement, the Administrator hereby warrants, undertakes and represents in favour of the Debt Guarantor that on the Signature Date and thereafter on each day for the duration of this Agreement that –

7.1.1	it is validly incorporated and existing as a duly registered company in South Africa;

7.1.2

it has the necessary legal capacity to enter into and perform its obligations under this Agreement and has taken all necessary corporate and/or internal action to authorise the execution and performance of this Agreement and this Agreement constitutes the legal, valid, binding and enforceable obligations of the Administrator;

7.1.3

it has the necessary experience, skill and expertise to perform the Administration Services in terms of this Agreement and it shall at all times perform the Administration Services in a proper manner as may be expected from such properly experienced person, making such experience, skill and expertise fully available to the Debt Guarantor;

7.1.4	it is aware that the Debt Guarantor is and will be relying on the Administrator's experience, skill and expertise in performing the Administration Services;

7.1.5

without prejudice to its rights, title and interests in any other capacity, it has, in its capacity as Administrator, no beneficial rights, title or interest in and to any of the information or data generated as a result of or in connection with the performance by the Administrator of the Administration Services in terms of this Agreement or, in its capacity as Administrator;

7.1.6

in the execution of this Agreement and the performance by it of its obligations hereunder, it will not contravene any law or regulation to which the Administrator is subject or any provision of the MOI;

7.1.7

it is in possession of all licences, consents, authorisations and the like necessary for it to lawfully provide the Administration Services and will keep in force all licences, approvals, authorisations and consents;

7.1.8

it will give sufficient time and attention to, and will exercise due diligence, skill and care in the performance of, the Administration Services at least in such a manner as if the Administration Services are being performed in the conduct of the Administrator's own business;

7.1.9

it will comply with any reasonable and lawful directions, orders and instructions which the Directors and the Debt Guarantor may from time to time give to it, which do not conflict with the Debt Guarantor's obligations under any agreements to which it is a party;

7.1.10

all documentation executed by the Administrator in connection with the Administration Services on behalf of the Debt Guarantor, shall be properly executed by person/s duly authorised thereto and, where necessary, shall be properly registered and stamped; and

7.1.11	it has disclosed to the Debt Guarantor all information which may reasonably be regarded as material by entities in a like or similar position to that of the Debt Guarantor.

7.2

The Administrator gives the Debt Guarantor the warranties in clause 7.1 above on the basis that this Agreement is entered into by the Debt Guarantor relying on such warranties, each of which is deemed to be a material warranty inducing the Debt Guarantor to enter into this Agreement.

8	NON- PETITION

8.1	Notwithstanding any other provision of this Agreement, the Administrator under this Agreement and any successor-in-title to the rights of the Administrator shall not –

8.1.1	apply for, or join any person in applying for, a judgment or take any proceedings for the obtaining of a judgment for the payment of money or damages by the Debt Guarantor;

8.1.2	levy or enforce any attachment or execution or take any proceedings for the levying of or enforcement of any attachment or execution upon or against any assets of the Debt Guarantor;

8.1.3

institute, or join with any person in instituting, any proceedings for the Debt Guarantor to be wound up or liquidated whether provisionally or finally or for the appointment of a provisional or final liquidator, business rescue practitioner or similar officer of the Debt Guarantor, or any of the Debt Guarantor's assets;

8.1.4	lodge a claim in the winding up or commencement of business rescue proceedings of the Debt Guarantor;

8.1.5	exercise or seek to exercise or take any proceedings for the exercise of the exception non adimpleti contractus or any right of set-off or counter-payment against the Debt Guarantor; or

8.1.6	be entitled to take any action against the Debt Guarantor to recover any amounts payable by the Debt Guarantor,

and the Administrator and such successor-in-title waives its rights in respect of such applications, proceedings and rights.

8.2

The provisions of this clause 8 shall continue to be effective and binding upon the Parties hereto (including any party that has agreed in writing to be bound by the terms of this Agreement) despite any termination or cancellation of this Agreement.

9	INDEMNITY BY ADMINISTRATOR IN FAVOUR OF THE DEBT GUARANTOR

9.1

The Debt Guarantor shall not in any circumstances be liable for the acts, omissions and representations of the Administrator, its employees or representatives, save to the extent performed on the Debt Guarantor's behalf in accordance with this Agreement and any other agreements to which it is a party.

9.2

The Administrator hereby indemnifies the Debt Guarantor and its respective directors, officers and employees against all costs (including all costs of litigation), expenses, damages (whether direct or consequential), loss, liability, claims, actions or proceedings of whatever nature which the Debt Guarantor or any third party may suffer or incur arising from or attributable to –

9.2.1

the grossly negligent or fraudulent performance or wilful default by the Administrator, its employees or representatives, of the Administrator's duties and exercise of its rights under this Agreement or the grossly negligent or fraudulent omission by the Administrator or any of its employees or representatives to perform any of the duties of the Administrator under this Agreement;

9.2.2	any breach by the Administrator of this Agreement, including its representations, warranties and covenants hereunder; or

9.2.3

any grossly negligent act or omission by the Administrator, its employees or representatives which causes the Debt Guarantor to breach any of the provisions of any other agreements to which it is a party, including any representation, covenant or warranty given thereunder.

10	SUB-CONTRACTING AND DELEGATION

10.1

The Administrator shall be entitled, with the prior written consent of the Debt Guarantor, at the cost of the Administrator and in instances where the services or advice of experts is required, to appoint experts to render specific services, including –

10.1.1	financial administration;

10.1.2	legal services;

10.1.3	tax consulting services; and/or

10.1.4	information technology services.

10.2

Should the Administrator appoint any experts in accordance with the provisions of clause 10.1 above, the Administrator shall not thereby be released or discharged from any liability in terms of this Agreement and shall remain responsible for the advice and assistance rendered by such expert.

11	SERVICES NON-EXCLUSIVE

Nothing in this Agreement shall prevent the Administrator from rendering services similar to those provided for in this Agreement to other persons, firms or companies carrying on business similar to the business of the Debt Guarantor or the Administrator's own business provided that the Administrator continues to give sufficient time and attention to its obligations in terms of this Agreement.

12	DURATION AND TERMINATION

12.1	This Agreement shall commence on the Signature Date hereof and, subject to provisions of clause 12.2, clause 12.3, clause 12.4, and clause 12.10 below continue until the later of –

12.1.1

the date on which all of the obligations of the Debt Guarantor under the Finance Documents to which it is a party are fully, finally, and irrevocably discharged and all Encumbrances securing such obligations are fully, finally and irrevocably discharged; or

12.1.2	such later date as may be agreed between the Parties.

12.2

The Debt Guarantor and/or the Administrator shall at any time be entitled to terminate the appointment of the Administrator in terms of this Agreement on not less than ninety days prior written notice to the other of them to such effect, provided that the Debt Guarantor or the Administrator (as the case may be) shall only be entitled to so terminate this Agreement if a replacement Administrator (acceptable to the Debt Guarantor and the Agent) has been appointed and assumes office as such and is able to demonstrate to the reasonable satisfaction of the Debt Guarantor and the Agent that it has the necessary systems and capabilities to render the Administration Services.

12.3

Should TMF cease to act as Administrator prior to the date envisaged in clause 12.1 above, TMF undertakes to appoint a replacement Administrator to perform the Administration Services until such time as all of the Guaranteed Obligations have become discharged, as contemplated by clause 12.1 above. References in this Agreement to TMF shall be deemed to include references to such replacement Administrator.

12.4	Should –

12.4.1	the Administrator breach any material provision of this Agreement, which breach –

12.4.1.1	is incapable of being remedied; or

12.4.1.2	if capable of being remedied, is not remedied within seven Business Days after receiving written notice from the Debt Guarantor requiring such breach to be remedied;

12.4.2

the Administrator breach any other provision of this Agreement which breach, if capable of being remedied, is not remedied within thirty days after receiving written notice from the Debt Guarantor requiring such breach to be remedied;

12.4.3	the Administrator be liquidated;

12.4.4

the Administrator have any application or other proceedings brought against it or in respect of it in terms of which it is sought to be deregistered, wound-up or liquidated, or have any business rescue proceedings instituted against it in terms of Chapter 6 of the Act (in any such event whether provisionally or finally), other than proceedings that are being contested by appropriate legal proceedings;

12.4.5	the Administrator become insolvent or commit any act which is or, if it were a natural person, would be an act of insolvency as defined in the Insolvency Act;

12.4.6	the Administrator be deemed to be financially distressed in terms of the Act;

12.4.7	the Administrator compromise or attempt to compromise with, or defer or attempt to defer payment of debts owing by it to, its creditors generally;

12.4.8	the Administrator alienate or encumber the whole or a major portion of its assets (other than in the ordinary course of the Administrator's business);

12.4.9	the Administrator ceases to carry on its business in a normal and regular manner or materially change the nature of its business; or

12.4.10	the performance of the Administrator's obligations in terms of this Agreement become illegal,

then the Debt Guarantor (with the prior written consent of the Agent) shall be entitled, without prejudice to its other rights in law including the right to claim damages, to summarily or at any time thereafter cancel the Administrator's appointment under this Agreement or to claim immediate specific performance of all of the Administrator's obligations, whether or not otherwise then due for performance. Any termination of appointment pursuant to this clause 12.4 shall be without liability or penalty on the part of the Debt Guarantor for so doing.

12.5

No event contemplated in clause 12.4 above occurring in relation to any Administrator, which occurs while such person is acting as Administrator, shall be attributable to the replacement Administrator. It is specifically recorded that the replacement Administrator's obligations under this Agreement only arise on the Change in Administrator Date.

12.6	The Administrator shall inform the Debt Guarantor in writing of any event contemplated in clause 12.4 above forthwith after the happening of such event.

12.7

On and after termination of the Administrator's appointment u pursuant to clause 12.4 above, all rights, authority and power of the Administrator under this Agreement shall be terminated and be of no further effect whatsoever and the Administrator shall not hold itself out in any way as the agent of the Debt Guarantor.

12.8

The termination of the Administrator's appointment under this Agreement will be without prejudice to the rights of the Parties in respect of any breach of this Agreement occurring prior to such termination.

12.9

Notwithstanding anything to the contrary contained in this Agreement, if the Debt Guarantor serves any notice of cancellation on the Administrator pursuant to clause 12.4 above, it shall be entitled, notwithstanding that the Administrator may dispute the notice of cancellation, forthwith to appoint another person to act as Administrator in terms of this Agreement, pending resolution of the dispute.

12.10

The Parties specifically agree that the rights and obligations of TMF, its successor or such replacement Administrator appointed pursuant to clause 12.3 above, under this Agreement shall terminate once all the Guaranteed Obligations have been fully, finally and irrevocably discharged.

13	RIGHTS AND DUTIES ON TERMINATION

Upon termination of the Administrator's appointment under this Agreement for any reason, the Administrator shall immediately –

13.1	cease and refrain thereafter from –

13.1.1	performing any of the Administration Services under this Agreement; and

13.1.2	using or disclosing to others any Confidential Information relating to this Agreement;

13.2

return to the Debt Guarantor all documents held in safe custody by the Administrator on behalf of the Debt Guarantor, or that came into the possession of the Administrator pursuant to the provisions of this Agreement including originals and any copies of such documents;

13.3	deliver to the Debt Guarantor all systems, pin numbers, passwords, security codes and keys used or acquired by the Administrator in terms of this Agreement;

13.4	hand over any monies then held by the Administrator or at any time thereafter received by the Administrator on behalf of the Debt Guarantor; and

13.5

generally do all such things as may be necessary to place the Debt Guarantor or a new Administrator in full control of the facilities and/or Administration Services provided in terms of this Agreement.

14	CONFIDENTIALITY

14.1

Each of the Administrator and the Debt Guarantor agree to maintain the provisions of the Finance Documents to which it is party and the details of their negotiations leading up to the conclusion of the Finance Documents to which it is party as confidential and shall not, save as required by Applicable Law, disclose any of such details or information to any third party whomsoever, other than to its professional advisers under similar confidentiality undertakings. The provisions of this clause shall not apply to any information which is in the public domain other than through a breach of the provisions of this clause 14.

14.2	The Administrator shall maintain as confidential all Confidential Information which it obtains and has obtained in relation to the Finance Parties, provided that such undertaking shall not apply –

14.2.1	if such Confidential Information is or was in the public domain; and

14.2.2	if the Administrator is required to deliver any such Confidential Information in accordance with Applicable Law.

15	NOTICES AND DOMICILIA

15.1

The Parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses –

15.1.1	in the case of the Debt Guarantor –

Physical address:	3rd Floor, 200 on Main

Corner of Main and Bowwood Roads

Claremont

7708

Fax number:	xxx

Email address:	xxx

Attention:	Managing Director

15.1.2	in the case of the Borrower –

Physical:	23/25 Commerce Crescent

Kramerville

2031

Telefax:	xxx

Email address:	xxx

Attention:	Dave Smaldon

15.1.3	in the case of the Administrator –

Physical address:	3rd Floor, 200 on Main

Corner of Main and Bowwood Roads

Claremont

7708

Fax number:	xxx

Email address:	xxx

Attention:	The Managing Director; and

15.1.4	in the case of the Agent –

Physical address:	14th Floor, 1 Merchant Place

1 Fredman Drive

Sandton

2196

Fax number:	xxx

Email Address:	xxx

Attention:	Theresa Rheeder,

or at such other address, not being a post office box or post restante, of which the Party concerned may notify the other in writing.

15.2

Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice only by hand delivery or by courier or telefax.

15.3

Either Party may by notice to the other Party change the physical address where postal delivery occurs or its telefax number, provided that the change shall become effective on the fourteenth Business Day from the deemed receipt of the notice by the other Party.

15.4	Any notice to a Party –

15.4.1

delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery;

15.4.2

delivered by courier service to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery by the courier service concerned; or

15.4.3	sent by telefax to its chosen telefax number stipulated in clause 15.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

15.5

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

16	ASSIGNMENT

Neither the Administrator nor the Borrower may cede, delegate or otherwise transfer any of their rights or obligations under this Agreement without the prior consent of the Agent and the Debt Guarantor.

17	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it] are governed by South African law.

18	JURISDICTION

18.1

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

18.2	The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

19	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement or other document or other indulgence shall operate as a waiver, nor shall any single or partial exercise of any right or remedy otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement. No consent to any waiver or novation of a Party's rights in terms of or arising from this Agreement shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20	NO VARIATION

No variation of, addition to, consensual cancellation of or waiver of any right arising in terms of this Agreement (including this clause 20) shall be of any force or effect unless it is reduced to writing and signed by a duly authorised representative of each of the Parties.

21	SOLE AGREEMENT

This Agreement constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

22	SEVERABILITY

22.1	All provisions of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other.

22.2

Any provision of this Agreement which is or becomes unenforceable, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this Agreement shall remain of full force and effect.

22.3	The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

23	COSTS

23.1

The costs of the preparation of this Agreement, the drawing and redrafting thereof and sundry attendances incidental to the aforegoing, together with any securities transfer taxes payable thereon, shall be borne in accordance with the provisions of the Facility Agreement.

23.2

All legal costs, including costs as between attorney and own client, charges and disbursements incurred by a Party in enforcing any of the provisions of this Agreement and costs and disbursements incurred in tracing another Party and in collecting and endeavouring to collect all or any amounts payable by such other Party hereunder or otherwise, and all collection commission, and all other fees and charges of a like nature, shall be for the account of such other Party and payable on demand.

24	EXECUTION

This Agreement –

24.1

may be executed in separate counterparts, none of which need contain the signatures of all of the Parties, each of which shall be deemed to be an original and all of which taken together constitute one agreement; and

24.2

shall be valid and binding upon the Parties, notwithstanding that one or more of the Parties may sign a facsimile or scanned copy thereof and whether or not such facsimile copy contains the signature of any other Party.

SIGNED at Cape Town on 07 June 2018

For and on behalf of
K2018318388 (SOUTH AFRICA) (RF)
PROPRIETARY LIMITED

/s/ Rozanne Kamalie
Signature

Rozanne Kamalie
Name of Signatory

Director
Designation of Signatory

SIGNED at Cape Town on 7 June 2018

For and on behalf of
TMF CORPORATE SERVICES (SOUTH
AFRICA) PROPRIETARY LIMITED

/s/ Nicholas Clarke
Signature

Nicholas Clarke
Name of Signatory

Authorised Signatory
Designation of Signatory

SIGNED at Sandton on 28 June 2018

For and on behalf of
FIRSTRAND BANK LIMITED (ACTING
THROUGH ITS RAND MERCHANT BANK
DIVISION)

/s/ Robert Leon
Signature

Robert Leon
Name of Signatory

Authorised
Designation of Signatory

/s/ Jon Chowthee
Signature

Jon Chowthee
Name of Signatory

Authorised
Designation of Signatory

SIGNED at Sandton on 28 June 2018

For and on behalf of
DNI-4PL CONTRACTS PROPRIETARY LIMITED

/s/ A. J. Dunn
Signature

A. J. Dunn
Name of Signatory

CEO
Designation of Signatory